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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Barr Laboratories, Inc. on Form S-3 of our report dated August 7, 2000, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the incorporation by reference in this Registration Statement of our report dated August 7, 2000, appearing in the Annual Report on Form 10-K of Barr Laboratories, Inc. for the year ended June 30, 2000 and to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP
Stamford, Connecticut
September 12, 2000